CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




We have issued our reports dated July 30, 2003, accompanying the June 30, 2003 financial statements of Trainer Wortham First Mutual Fund, Trainer Wortham Total Return Bond Fund and Froley Revy Convertible Securities Fund (each a series of shares of beneficial interest of Trainer Wortham Funds, the "TRUST") which are incorporated by reference in Part B of the Post-Effective Amendment to the Trust's Registration Statement and Prospectus on Form N-1A. We also consent to the reference to our firm under the caption "Financial Statements" in the Prospectus.
                                                               [GRAPHIC OMITTED]

                                                BRIGGS, BUNTING & DOUGHERTY, LLP


PHILADELPHIA, PENNSYLVANIA
SEPTEMBER 30, 2003

                                                         September 22, 2003



Ms. Christine Pierangeli
PFPC, Inc.
Regulatory Fund Administration
760 Moore Road
King of Prussia, Pennsylvania  19406

Dear Christine:

      Enclosed are two manually-signed consents for Trainer Wortham Funds. You have previously been emailed the electronic copy.

                                                          Sincerely,



                                                          William J. Kouser, Jr.

WJK, Jr./ms

Enclosures

cc:   Ms. Joanne Pietrini Smith